FORM OF
                      ONLINE EDUCATIONAL SERVICES AGREEMENT


This Agreement is made as of the ___ day of ________, ____ by and between University Online, Inc. ("UOL"), with its principal place of business located at 105 W. Broad Street, Suite 301, Falls Church, Virginia and _____________
________________________________________________________________________________
with its principal place of business at _______________________________________.


                                    Recitals
                                    --------

     A. UOL, a Delaware Company, specializes in the business of developing, publishing, and distributing multimedia educational software for distance learning. UOL offers an on-line educational service called
         "the UOL Network". The service is designed to provide an electronic link between educational institutions and their students in their homes or other remote locations. The service also offers a library of courses as well as the software and methods of creating and distributing interactive computer-based courseware for use by students in their homes or other remote locations.

     B. _________________________ is a public higher education institution offering undergraduate and graduate degree programs to its students, including graduate business courses and degrees.

     C.  UOL and ___ desire to enter into an agreement to develop and distribute
         online   courses  to  __________________________   students  and  other
         prospective students worldwide.

1.       Definitions
         -----------

         Whenever used in this Agreement, the following terms shall have the meanings set forth below:

         1.1. "Agreement" means this Agreement and all attached exhibits which are incorporated by reference.

         1.2. "Courseware" means the provision and management of all the lessons, games, simulations, and the authoring and management tools for learning and communicating for distance education through "the UOL Network".

         1.3. "the UOL Network" means UOL's online educational service which includes e-mail, bulletin boards, asynchronous electronic classes, enrollment, distribution of software and courseware, testing and grading, interactive information, real-time classes, and general administration, as specified and on the terms set forth herein.

         1.4.     "Students"  means those  individuals will be taking the Online
                  Course.

         1.5.     "Staff"   means   those   individuals   who   hold   full-time
                  non-teaching positions at the University.

         1.6. "Faculty" means those individuals who hold part-time or full-time teaching positions at University.

         1.7. "Online Course" means a specific course (i.e., Financial Accounting 600) selected from the University Catalog from which curriculum content will be used to develop online lessons and tests as a supplement for traditional classroom instruction and used for evaluating the competence in financial accounting of incoming students.

         1.8. "Courseware Development Fund" is an interest bearing set-aside account to be used for financing future courseware development projects of the partnership formed under this Agreement.

2.       Conditions
         ----------

         As a part of this Agreement, ___ agrees that it will:

         2.1. Use the UOL Network and specifically the Online Course as an alternative method of delivery to students for its _________ ______________ class offering and related activities.

                  Provide  information   to  its  prospective  Students  at  the
         2.2. University on the UOL Network and list information on online programs in its catalogs, and other promotional literature as appropriate.

         2.3. Ensure that each student and faculty participating in the online programs will have access to IBM PC compatible computers with Windows and Internet, PPP/SLIP, and WWW access at the university.

         2.4. Provide information to UOL for inclusion in the ____________ University, _________________________________________________
                  _______ home page. Any information documents over a page in length should be provided in an electronic format (MS Word or text/ASCII files).

         2.5. Provide a primary business and technical contact responsible for management of this initiative and coordination with UOL representatives.

         2.6. Provide support to Students that are using the Online Course materials.

         As a part of this Agreement, UOL agrees that it will:

         2.7. Set up a custom menu category and home page on the UOL Network for use by Students and Faculty at ___. The menu will be named and approved by ___ and will provide online access to interactive lessons and courseware to faculty and students for use of the Online Course.

         2.8. Hire a curriculum "Subject Matter Expert" that is approved by ___ to provide content for the Online Course. UOL will contract with this individual directly.

         2.9. Design, develop, distribute, and maintain an Online Course for the _________________________ class in the University Catalog for which content will be approved by ___ and Institute-approved Subject Matter Expert retained by UOL. The Online Course as completed in this initial phase will provide an alternative to the __________________________ traditional classroom-based course, evaluate competency of incoming students, and provide a basis upon which additional Online Course materials can be developed in the same and other subject areas offered and selected by ___.

         2.10. Make or maintain the arrangements with communications carriers, computer software and hardware suppliers, and other resources required to develop, market, distribute, administer, and maintain the Courses, the UOL software, and the UOL Network.

         2.11. Provide online technology and distance learning training in the form of a 1-day (4-6 hours) workshop for up to 20 faculty members that will be using the Online Course materials. The training will include an introduction into distance learning and online technology, instruction in the set-up and use of online software, conceptual discussions on communications and online technology, and applications for higher education. This training will be conducted by a professional distance educator that is currently active in using online technologies to deliver higher education courses to degree- or credential-seeking students.

         2.12. Provide support to the faculty members that will be using the Online Course materials. UOL will always provide support to the faculty using its course materials.

         2.13. Utilize its best efforts to provide the UOL Network service to all the Students and Faculty that are participating in the Online Course seven days a week and 24 hours a day; provided, however, that the UOL Network system will be shut down occasionally for routine maintenance. Any shut downs will be scheduled with every attempt to cause minimal disruption to all the parties.

         2.14. Provide access to the UOL Network for all participants of the Online Course. Each participating faculty and student member will have an online account with an assigned user name, group, and password after the written request to establish the accounts from ___ is received. Each account will be active for the duration of the Online Course.

         2.15. UOL will provide access to its 800 number technical support hot-line for the Faculty and Staff involved with the Online Course. (UOL will not be required to provide any direct technical support to the Students.)

         2.16. UOL will provide survey questionnaires for students so that ___ may, if it wishes, poll its student populations to help determine the interest level and demand for online courses.

3.       Marketing
         ---------

         3.1. UOL will promote, as appropriate for particular projects, the Online Course to its distribution, academic partners, and client base. The Courses will be published under the partnership using the names of UOL and ___ to achieve maximum recognition.

         3.2. ___ promotes and markets the availability of the Online Course in connection with its traditional offerings and through its normal channels, as appropriate given the nature of the specific project. In addition to its normal channels, ___ can market, in conjunction with UOL, over the UOL Network to corporations and other universities.

4.       Pricing
         -------

         4.1. Given that it is not certain at this time exactly which portions of the Online Course will be applicable to the traditional classroom and which to incoming students, the exact pricing schedule will be determined jointly at a later date when such factors are known. UOL and ___ will jointly determine the final pricing for the Online Course materials later in the project as more facts are known with respect to content amount and distribution.

         4.2.     Pricing for the online course will consist of two  components:
                  (1) tuition which is paid by the student to ___ and (2) an Online Course fee payable to UOL for distribution and maintenance of the Online Course which is defined as "Gross Revenues to UOL." As stated in Section 4.1., these specific amounts will be determined later.

5.       Courseware Development Fund
         ---------------------------

         5.1. The "Gross Margin" equals Gross Revenues to UOL from providing online access to the Online Course less any mutually agreed upon deductions for direct costs of sales such as communications and support and costs of development for content, instructional design, and programming. These direct costs, are to be netted against Gross Revenues to calculate Gross Margin.

         5.2. UOL will set aside __ percent of the Gross Margin in an interest bearing account, to be called the "Courseware
                  Development Fund". The Courseware Development Fund is a set-aside account to be used for the development of additional online courses for the partnership. The intent of this Courseware Development Fund is to create a self-funding mechanism from which UOL can draw cash resources to continue to develop online courses for the partnership without requiring capital investment from ___ for development costs. If, at some point in the future, the parties agree not to develop additional courseware, the remaining balance in the Courseware Development Fund will be dispersed equally between UOL and ___.

6.       ___'s Approval Rights
         ---------------------

         6.1. ___ has the right to participate in the final decision of how its curriculum and content are used in the Online Course (i.e., editorial, design, graphics, and creative input).

7.       Intellectual Property Rights
         ----------------------------

         7.1. UOL will have exclusive, royalty bearing, license to worldwide online distribution rights to any derivative online, electronic, or interactive versions of the Online Course developed under the partnership as UOL will underwrite the costs of development. The terms of the royalty bearing license will be negotiated in good faith at a later date as part of the license agreement.

         7.2. ___ will have copyrights and hold title to the Online Course. Revenue streams and royalties derived from the distribution of the Online Course and payable to UOL will be distributed as outlined in Section 5 above and determined later in the license agreement.

8.       Term of Agreement
         -----------------

         8.1. This Agreement will be in effect for a period of five (5) years from the date of its execution by both parties, unless terminated earlier as set forth in Section 10. The Agreement may be renewed for additional periods by the mutual agreement of both parties.

9.       Termination
         -----------

         9.1. This Agreement may be terminated upon written notice given by either party as follows:

                  a) upon the breach of a material provision of this Agreement by either party which is not cured within 30 days of written notice of such breach given to the breaching party, the non-breaching party may terminate this Agreement; and

                  b) upon mutual agreement of the parties, expressed in a written document signed by both parties, this Agreement may be terminated.

         9.2. ___ may terminate this Agreement by providing 60 days notice in writing to UOL.

10.      Relationship of Parties
         -----------------------

         10.1. Nothing in this Agreement shall be construed so as to make either party the agent of the other, or make either party liable to third parties for debts or intentional or negligent acts of the other party. Neither party shall represent itself as having any authority or power to bind, create liability for, otherwise act on behalf of the other party, except as agreed to in writing by both parties.

11.      Confidentiality
         ---------------

         11.1. Both parties will treat the terms of this Agreement and any other written information exchanged between the parties that is marked "Confidential" as confidential information and agree not to disclose it to the public or any other party, or use such information other than as contemplated in this Agreement.

12.       Governing Law
          -------------

         12.1. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Virginia.

13.      Notices
         -------

         13.1. All notices required and permitted under this Agreement shall be in writing and shall be deemed duly given when delivered by first class registered or certified mail, addressed to each party at the address set forth below or at such other address as may be hereafter designated in writing by a party.


If to UOL:                 John Birdsong
- ---------                  Chief Financial Officer
                           University Online, Inc.
                           105 W. Broad Street, Suite 301
                           Falls Church, VA  22046


If  to ___:
- ---------



Agreed To:

Date:                                           Date:
     ----------------------------                    --------------------------


By:                                             By:
   ------------------------------                  -----------------------------
         Nat Kannan
         President and Chairman
         University Online, Inc.